                                                 Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2012 RESULTS

THIRD QUARTER
- Net revenues of US$ 140.1 million -
- OIBDA of US$ 3.5 million -

NINE MONTHS
- Net revenues of US$ 518.7 million -
- OIBDA of US$ 64.7 million -

HAMILTON, BERMUDA, October 31, 2012 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three and nine months ended September 30, 2012.

Net revenues for the third quarter of 2012 were US$ 140.1 million compared to US$ 165.5 million for the third quarter of 2011. OIBDA¹ for the quarter was US$ 3.5 million compared to US$ 8.9 million for the three months ended September 30, 2011. Operating loss for the quarter was US$ (18.4) million compared to US$ (12.9) million for the same period in 2011. Net loss for the quarter improved by US$ 49.6 million from US$ (82.2) million to US$ (32.6) million for the three months ended September 30, 2012.  Fully diluted loss per share for the three months ended September 30, 2012 improved by US$ 0.91 to US$ (0.36) compared to US$ (1.27) for the three months ended September 30, 2011.

Net revenues for the nine months ended September 30, 2012 were US$ 518.7 million compared to $587.9 million for the same period in 2011. OIBDA for the nine months ended September 30, 2012 was US$ 64.7 million compared to US$ $85.8 million for nine months in 2011. Operating loss for the nine months ended September 30, 2012 was US$ (5.1) million compared to operating income of US$ 18.9 million for the same period in 2011. Net loss for the nine months ended September 30, 2012 improved by US$ 59.1 million to US$ (43.3) million compared to US$ (102.4) million for the same period in 2011. Fully diluted loss per share for the nine months ended September 30, 2012 improved by US$ 1.02 to US$ (0.57) compared to US$ (1.59) for the nine months ended September 30, 2011.

Adrian Sarbu, CME's President and CEO, commented: “Our third quarter results and the prospects for the full year 2012 indicate that our markets are not recovering. In the second half of 2012 advertising spending has not matched our expectations. We were successful in addressing our capital structure and debt maturities but we were unable to achieve our sales and free cash flow targets. Our OIBDA guidance for 2012 is between US$130 - 140 million. Facing new challenges, we focus on maintaining our leading positions while aggressively managing our costs and improving free cash flow generation and liquidity.”

1 OIBDA, which includes program rights amortization costs, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets as defined in "Segment Data" below.

Consolidated Results for the Three Months Ended September 30, 2012

Net revenues for the three months ended September 30, 2012 were US$ 140.1 million compared to US$ 165.5 million for the three months ended September 30, 2011. Operating loss for the quarter was US$ (18.4) million compared to US$ (12.9) million for the three months ended September 30, 2011. Net loss for the quarter improved by US$ 49.6 million to US$ (32.6) million from US$ (82.2) million for the three months ended September 30, 2011. Fully diluted income per share for the three months ended September 30, 2012 improved by US$ 0.91 to US$ (0.36) compared to US$ (1.27) for the three months ended September 30, 2011.

OIBDA for the three months ended September 30, 2012 was US$ 3.5 million compared to US$ 8.9 million for the three months ended September 30, 2011. OIBDA margin2 for the three months ended September 30, 2012 was 2.5% compared to 5.4% for the three months ended September 30, 2011.

Headline Consolidated Results for the three months ended September 30, 2012 and 2011 were:

	RESULTS
(US$000's)	For the Three Months Ended September 30,
(unaudited)	2012	2011	% Actual	% Lfl[4]
Net revenues	$140,092	$165,472	(15.3)%	(2.2)%
OIBDA	3,508	8,898	(60.6)%	(52.8)%
Operating loss	(18,401)	(12,910)	(42.5)%	(62.0)%
Net loss	(32,637)	(82,196)	60.3%	58.8%
Fully diluted loss per share	$(0.36)	$(1.27)	Nm3	Nm3

Consolidated Results for the Nine Months Ended September 30, 2012

Net revenues for the nine months ended September 30, 2012 were US$ 518.7 million compared to US$ 587.9 million for the nine months ended September 30, 2011. Operating loss for the nine months ended September 30, 2012 was US$ (5.1) million compared to operating income of US$ 18.9 million for the nine months ended September 30, 2011. Net loss for the nine months ended September 30, 2012 improved by US$ 59.1 million to US$ (43.3) million from US$ (102.4) million for the nine months ended September 30, 2011. Fully diluted loss per share for the nine months ended September 30, 2012 improved by US$ 1.02 to US$ (0.57) from US$ (1.59) for the period ended September 30, 2011.

OIBDA for the nine months ended September 30, 2012 was US$ 64.7 million compared to US$ 85.8 million for the same period in 2011. OIBDA margin for the nine months ended September 30, 2012 was 12.5% compared to 14.6% for the nine months ended September 30, 2011.

Headline consolidated results for the nine months ended September 30, 2012 and 2011 were:

	RESULTS
(US$000's)	For the Nine Months Ended September 30,
(unaudited)	2012	2011	% Actual	% Lfl
Net revenues	$518,747	$587,900	(11.8)%	(0.5)%
OIBDA	64,680	85,838	(24.6)%	(11.4)%
Operating (loss) / income	(5,054)	18,898	Nm3	Nm3
Net loss	(43,309)	(102,379)	57.7%	54.5%
Fully diluted loss per share	$(0.57)	$(1.59)	Nm3	Nm3

2OIBDA margin is defined as the ratio of OIBDA to Net revenues.
3Number is not meaningful.
4 % Lfl represents period-on-period percentage change on a constant currency basis.

Segment Results

We evaluate the performance of our operations based on Net revenues and OIBDA.
Our Net revenues and Consolidated OIBDA for the three and nine months ended September 30, 2012 and 2011 were:

	SEGMENT RESULTS
(US$000's)	For the Three Months Ended September 30,
(unaudited)	2012	2011	% Actual	% Lfl
Broadcast	$115,173	$143,431	(19.7)%	(7.5)%
Media Pro Entertainment	44,759	35,141	27.4%	49.0%
New Media	3,780	3,246	16.5%	34.0%
Intersegment revenues[5]	(23,620)	(16,346)	(44.5)%	(66.6)%
Net revenues	$140,092	$165,472	(15.3)%	(2.2)%

Broadcast	$8,039	$20,135	(60.1)%	(54.7)%
Media Pro Entertainment	3,415	218	Nm3	Nm3
New Media	(1,512)	(1,033)	(46.4)%	(70.8)%
Central	(3,956)	(9,726)	59.3%	56.2%
Elimination	(2,478)	(696)	Nm3	Nm3
Consolidated OIBDA	$3,508	$8,898	(60.6)%	(52.8)%

	SEGMENT RESULTS
(US$000's)	For the Nine Months Ended September 30,
(unaudited)	2012	2011	% Actual	% Lfl
Broadcast	$444,307	$529,916	(16.2)%	(5.7)%
Media Pro Entertainment	141,619	126,575	11.9%	27.5%
New Media	12,671	10,479	20.9%	36.4%
Intersegment revenues	(79,850)	(79,070)	(1.0)%	(13.9)%
Net revenues	$518,747	$587,900	(11.8)%	(0.5)%

Broadcast	$81,399	$122,402	(33.5)%	(24.4)%
Media Pro Entertainment	10,503	1,703	Nm3	Nm3
New Media	(3,747)	(3,122)	(20.0)%	(32.1)%
Central	(19,228)	(31,969)	39.9%	37.1%
Elimination	(4,247)	(3,176)	(33.7)%	(56.6)%
Consolidated OIBDA	$64,680	$85,838	(24.6)%	(11.4)%

5 Reflects revenues earned by the Media Pro Entertainment segment through sales to the Broadcast segment. All other revenues are third party revenues.

Cash Outlook

Since the beginning of the fourth quarter, we have experienced a significant decline in the demand for television advertising across our markets compared to our previous expectations, with a number of advertisers indicating that they no longer intend to honor previous spending commitments. In addition, we expect increases in our net investment in programming (the difference between cash paid for programming and the amortization expense recognized) and our investments in locally-produced programming. As a result, we have reduced our forecasts of free cash flow for the fourth quarter, traditionally the most significant quarter for television advertising. Our current forecast of free cash flow for the full year of 2012 is now between US$ (70) million and US$ (90) million. We now expect to end the year with a cash balance of at least $130 million.

We continue to take steps to conserve cash. These steps have included targeted reductions to our operating cost base through cost optimization programs, the deferral of programming commitments and capital expenditures and the deferral of development projects. In addition, we are exploring further options to improve liquidity, including new equity financings, asset sales and the renegotiation of payment obligations with a number of major suppliers.

Teleconference and Video Webcast Details

CME will host a teleconference and video webcast to discuss its third quarter results on Wednesday, October 31, 2012 at 10:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The video webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1 785-424-1834 ten minutes prior to the start time and reference passcode CETVQ312. The conference call will be video webcasted live via www.cme.net. It can be viewed on ipads, iphones and a range of devices supporting Android and Windows operating systems.

The video webcast and a digital audio replay in MP3 format will be available for two weeks following the call at www.cme.net.

CME will post the results for the third quarter ended September 30, 2012 for its wholly-owned subsidiary CET 21 spol. s r.o. at www.cme.net by December 14, 2012.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, the following: the effect of the economic downturn and Eurozone instability in our markets and the extent and timing of any recovery; decreases in TV advertising spending and the rate of development of the advertising markets in the countries in which we operate; the extent to which our debt service obligations restrict our business; our ability to access external sources of capital as needed; our ability to make cost-effective investments in television broadcast operations, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; and the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended September 30, 2012, which was filed with the Securities and Exchange Commission on October 31, 2012. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2012, which was filed with the Securities and Exchange Commission on October 31, 2012.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people.  CME's broadcast operations are located in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring.bg), Croatia (Nova TV, Doma and Nova World), the Czech Republic (TV Nova, Nova Cinema, Nova Sport, Fanda and MTV Czech), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania and PRO TV Chisinau Moldova), the Slovak Republic (TV Markíza, Doma and Dajto), and Slovenia (POP TV, Kanal A and the POP NON STOP subscription package). CME's broadcast operations are supported by its production and distribution division, Media Pro Entertainment, as well as its New Media division, which operates Voyo, the pan-regional video-on-demand service. CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Romana Wyllie
Vice President of Corporate Communications
Central European Media Enterprises
+420 242 465 525
romana.wyllie@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data)
(unaudited)

	For the Three Months Ended
	September 30,
	2012	2011
Net revenues	$140,092	$165,472
Operating expenses:
Operating costs	42,937	34,545
Cost of programming	76,964	94,983
Depreciation of property, plant and equipment	11,233	13,075
Amortization of broadcast licenses and other intangibles	10,198	7,957
Cost of revenues	141,332	150,560
Selling, general and administrative expenses	17,161	27,822
Operating loss	(18,401)	(12,910)
Interest expense, net	(32,279)	(34,523)
Foreign currency exchange gain / (loss), net	16,755	(45,919)
Change in fair value of derivatives	559	3,479
Other income	108	33
Loss before tax	(33,258)	(89,840)
Credit for income taxes	621	7,644
Net loss	(32,637)	(82,196)
Net loss attributable to noncontrolling interests	588	122
Net loss attributable to CME Ltd.	$(32,049)	$(82,074)

PER SHARE DATA:
Net loss per share
Net loss attributable to CME Ltd - Basic and diluted	$(0.36)	$(1.27)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	88,134	64,393

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data) (continued)
(unaudited)

	For the Nine Months Ended
	September 30,
	2012	2011
Net revenues	$518,747	$587,900
Operating expenses:
Operating costs	114,152	102,736
Cost of programming	271,830	313,744
Depreciation of property, plant and equipment	32,175	40,985
Amortization of broadcast licenses and other intangibles	35,396	23,393
Cost of revenues	453,553	480,858
Selling, general and administrative expenses	70,248	88,144
Operating (loss) / income	(5,054)	18,898
Interest expense, net	(94,399)	(126,554)
Foreign currency exchange (loss) / gain, net	(163)	1,452
Change in fair value of derivatives	48,884	4,600
Other income / (expense)	159	(769)
Loss before tax	(50,573)	(102,373)
Credit / (provision) for income taxes	7,264	(6)
Net loss	(43,309)	(102,379)
Net loss attributable to noncontrolling interests	1,824	159
Net loss attributable to CME Ltd.	$(41,485)	$(102,220)

PER SHARE DATA:
Net loss per share
Net loss attributable to CME Ltd - Basic and diluted	$(0.57)	$(1.59)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	73,065	64,382

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$125,658	$186,386
Other current assets	466,439	351,903
Total current assets	592,097	538,289
Property, plant and equipment, net	203,192	217,367
Goodwill and other intangible assets, net	1,622,445	1,633,388
Other non-current assets	337,124	292,725
Total assets	$2,754,858	$2,681,769
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$225,895	$240,048
Current portion of long-term debt and other financing arrangements	21,155	1,058
Other current liabilities	33,606	14,469
Total current liabilities	280,656	255,575
Long-term portion of long-term debt and other financing arrangements	1,291,078	1,323,311
Other non-current liabilities	68,667	84,941
Total liabilities	$1,640,401	$1,663,827

EQUITY
Common Stock	$6,174	$5,151
Additional paid-in capital	1,555,222	1,404,648
Accumulated deficit	(488,318)	(425,702)
Accumulated other comprehensive income	27,337	17,595
Total CME Ltd. shareholders' equity	1,100,415	1,001,692
Noncontrolling interests	14,042	16,250
Total equity	$1,114,457	$1,017,942
Total liabilities and equity	$2,754,858	$2,681,769

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Nine Months Ended
	September 30,
	2012	2011
Net cash (used in) / generated from operating activities	$(56,900)	$17,246
Net cash used in investing activities	(21,081)	(30,078)
Net cash generated from / (used in) financing activities	14,633	(64,667)
Impact of exchange rate fluctuations on cash and cash equivalents	2,620	866
Net decrease in cash and cash equivalents	$(60,728)	$(76,633)

Net cash (used in) / generated from operating activities	$(56,900)	$17,246
Capital expenditure, net of proceeds from disposals	(21,081)	(21,231)
Free cash flow	$(77,981)	$(3,985)

Supplemental disclosure of cash flow information:
Cash paid for interest	$83,925	$90,404
Cash paid for income taxes (net of refunds)	$5,940	$4,015

Segment Data

We manage our business on a divisional basis, with three reportable segments: Broadcast, Media Pro Entertainment (our production and distribution business) and New Media.

We evaluate the performance of our segments based on Net revenues and OIBDA. OIBDA, which includes program rights amortization costs, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain other items.  We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations.  OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation.  OIBDA may not be comparable to similar measures reported by other companies.

Below are tables showing our Net revenues and OIBDA by segment for the three and nine months ended September 30, 2012 and 2011, together with a reconciliation of OIBDA to our Condensed Consolidated Statement of Operations:

	For the Three Months		For the Nine Months
(US $000's)	Ended September 30		Ended September 30,
(unaudited)	2012	2011	2012	2011
Net revenues
Broadcast:
Bulgaria	$14,836	$17,360	$55,734	$63,359
Croatia	9,009	9,959	36,196	42,449
Czech Republic	42,933	55,279	161,017	195,653
Romania	24,535	31,056	92,051	112,425
Slovak Republic	14,746	18,204	56,417	67,139
Slovenia	9,114	11,573	42,892	48,891
Total Broadcast	$115,173	$143,431	$444,307	$529,916
Media Pro Entertainment	44,759	35,141	141,619	126,575
New Media	3,780	3,246	12,671	10,479
Intersegment revenues	(23,620)	(16,346)	(79,850)	(79,070)
Total net revenues	$140,092	$165,472	$518,747	$587,900

	For the Three Months		For the Nine Months
(US $000's)	Ended September 30,		Ended September 30,
(unaudited)	2012	2011	2012	2011
OIBDA
Broadcast:
Bulgaria	$1,035	$(715)	$3,393	$5,215
Croatia	(776)	(1,960)	4,169	861
Czech Republic	11,026	21,077	62,595	87,591
Romania	2,297	4,625	9,371	17,371
Slovak Republic	(3,311)	(1,547)	(1,778)	1,684
Slovenia	(1,513)	(372)	7,005	11,397
Divisional operating costs	(719)	(973)	(3,356)	(1,717)
Total Broadcast	$8,039	$20,135	$81,399	$122,402
Media Pro Entertainment	3,415	218	10,503	1,703
New Media	(1,512)	(1,033)	(3,747)	(3,122)
Central	(3,956)	(9,726)	(19,228)	(31,969)
Elimination	(2,478)	(696)	(4,247)	(3,176)
Total OIBDA	$3,508	$8,898	$64,680	$85,838

	For the Three Months		For the Nine Months
(US $000's)	Ended September 30,		Ended September 30,
(unaudited)	2012	2011	2012	2011
Reconciliation to Condensed Consolidated Statement of Operations:

Total OIBDA	$3,508	$8,898	$64,680	$85,838
Depreciation of property, plant and equipment	(11,711)	(13,851)	(34,338)	(43,547)
Amortization of intangible assets	(10,198)	(7,957)	(35,396)	(23,393)
Operating (loss) / income	$(18,401)	$(12,910)	$(5,054)	$18,898
Interest expense, net	(32,279)	(34,523)	(94,399)	(126,554)
Foreign currency exchange gain / (loss), net	16,755	(45,919)	(163)	1,452
Change in fair value of derivatives	559	3,479	48,884	4,600
Other income / (expense)	108	33	159	(769)
Credit / (provision) for income taxes	621	7,644	7,264	(6)
Net loss	$(32,637)	$(82,196)	$(43,309)	$(102,379)